UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2026

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer and Director

On October 12, 2026, Harmony Biosciences Holdings, Inc. (the “Company”) announced that Jeffrey M. Dayno, M.D., as part of a leadership succession plan, will be retiring as the Company’s President and Chief Executive Officer and stepping down as a Class I director of the Company’s Board of Directors (the “Board”), in each case, effective as of December 31, 2026, at 11:59 p.m. Eastern Time, and will serve as a non-executive advisor to the Company through 2027.

Appointment of President and Chief Executive Officer and Director

On October 12, 2026, the Company announced that Peter Anastasiou, the Company’s current Chief Operating Officer, has been appointed by the Board to serve as President and Chief Executive Officer of the Company, effective as of January 1, 2027, at 12:00 a.m. Eastern Time (the “Appointment Effective Date”). In addition, the Board appointed Mr. Anastasiou as a Class I director of the Company, effective as of the Appointment Effective Date, to fill the vacancy resulting from Dr. Dayno’s resignation from the Board, with a term expiring at the Company’s 2027 Annual Meeting of Stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Mr. Anastasiou, age 55, has served as the Company’s Chief Operating Officer since April 2026. He served as Chief Executive Officer and as a member of the board of directors of Capsida Biotherapeutics, a next-generation integrated gene therapy company, from January 2022 to October 2025. Prior to Capsida, from November 2009 to December 2021, Mr. Anastasiou served in various roles at Lundbeck, a pharmaceutical company publicly traded on the Copenhagen Stock Exchange, including most recently as Executive Vice President and President of North America, and prior to that as Chief Commercial Officer for the U.S. and Vice President and General Manager for Psychiatry. In addition, he previously served as a member of the Company’s Board from November 2023 to April 2026, and as a member of the board of directors of Lundbeck’s U.S. legal entities from January 2016 to December 2021. Mr. Anastasiou currently serves on the Global Advisory Board of the Healthcare Businesswomen’s Association and has previously served on the boards of several private organizations, including the Pharmaceutical Research and Manufacturers Association (PhRMA), Kids Above All and Bear Necessities Pediatric Cancer Foundation. Mr. Anastasiou received a B.A. in Economics and Management from Albion College and an M.B.A. from the Kelley School of Business, Indiana University.

There are no arrangements or understandings between Mr. Anastasiou and any other person pursuant to which he was selected as an officer or director. Mr. Anastasiou has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Anastasiou that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Anastasiou will not receive any additional compensation for his service as a director.

Item 7.01. Regulation FD Disclosure.

On October 12, 2026, the Company issued a press release announcing the leadership transition described in Item 5.02 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press release issued by the Company, dated October 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: October 13, 2026	By:	/s/ Christian Ulrich
Christian Ulrich
Executive Vice President, General Counsel and Corporate Secretary